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                                             Exhibit 5.1



                              September 24, 1998



Aliant Communications Inc.
1440 M Street
Lincoln, Nebraska  68505

          Re:  Aliant Communications Inc. - Registration Statement on Form
               S-3

Ladies and Gentlemen:

          We are acting as special counsel to Aliant Communications Inc., a Nebraska corporation (the "Company"), in connection with the preparation of the Registration Statement (as defined below) for the registration under the Securities Act of 1933, as amended (the "Act"), of up to 300,000 shares
(the "Shares") of the Company's Common Stock, par value $0.25 per share (the "Common Stock"), together with the share purchase rights (the "Rights") associated therewith.

          The Shares are to be issued prusuant to the terms of the Employee and Shareholder Dividend Reinvestment and Stock Purchase Plan of the Company, as amended (the "Plan").

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3, as filed with the Securities and Exchange Commission (the "Commission") under the Act on September 24, 1998 (such Registration Statement being hereinafter referred to as the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"); (ii) the Articles of Incorporation and the Amended and


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Aliant Communications Inc.
September 24, 1998
Page 2

Restated Bylaws of the Company, as currently in effect; (iii) a specimen certificate representing the Common Stock; and (iv) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any other jurisdiction. With respect to matters of Nebraska law, we are relying with your consent solely on the opinion of Woods & Aitken, Lincoln, Nebraska, a copy of which has been delivered to you.

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; and (ii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered and paid for in the manner and for the consideration stated in the Prospectus and the Plan:

          1.  The Shares will be validly issued, fully paid and nonassessable.

          2. Each Right associated with the Shares will be validly issued when the associated Shares have been duly issued as set forth in paragraph 1.


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Aliant Communications Inc.
September 24, 1998
Page 3

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                            Very truly yours,


                           /s/ Skadden, Arps, Slate, Meagher & Flom (Illinois)
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